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                                                                       Exhibit 5






                               September 18, 1997



The Board of Directors
Urban Shopping Centers, Inc.
900 North Michigan Avenue, Suite 1500
Chicago, Illinois  60611

Ladies and Gentlemen:

         We have acted as special counsel to Urban Shopping Centers, Inc., a Maryland corporation ("Urban"), in connection with the registration of 525,000 shares of Urban's common stock, par value $.01 per share (the "Shares"), to be issued pursuant to the Urban Shopping Centers 1996 Incentive Unit Program (the "Plan"), as more fully set forth in the Registration Statement on Form S-8 filed by Urban with the Securities and Exchange Commission on the date hereof (the "Registration Statement").

         As special counsel to Urban, we have examined originals or copies certified or otherwise identified to our satisfaction of the Plan, Urban's Fourth Amended and Restated Articles of Incorporation, Urban's First Amended and Restated By-laws, resolutions of Urban's Board of Directors, the Second Amended and Restated Agreement of Limited Partnership of Urban Shopping Centers, L.P. (the "Operating Partnership"), as amended (the "Partnership Agreement"), and such Urban records, certificates and other documents and such questions of law as we considered necessary or appropriate for the purpose of this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of Urban. In rendering such opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms of the Partnership Agreement upon the conversion of units of limited partnership interest in the Operating Partnership issued in accordance with the terms of the Plan, will be duly authorized, legally issued, fully paid and nonassessable.

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The Board of Directors
Urban Shopping Centers, Inc.
September 18, 1997
Page 2



         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Mayer, Brown & Platt

                                                     MAYER, BROWN & PLATT